Exhibit 99.1

News Release

Hi-Crush Partners LP Reports Fourth Quarter 2012 Results and

Acquisition of Preferred Interest in Augusta Facility

Overview of Financial Results

(Thomson Reuters ONE via COMTEX) —Houston, Texas, January 31, 2013—Hi-Crush Partners LP (NYSE: HCLP), “Hi-Crush” or the “Partnership”, today reported net income of $9.4 million, or $0.35 per limited partner unit, for the fourth quarter of 2012.

Revenues for the quarter ended December 31, 2012 totaled $16.2 million and reflect an average selling price in line with projections. Hi-Crush sold 248,158 tons of frac sand for the quarter ended December 31, 2012, or approximately 1.2 million tons for the year ended December 31, 2012 for the predecessor and successor periods combined. For the quarter ended December 31, 2012, distributable cash flow was $9.7 million and earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $10.0 million.

“While we experienced the well-publicized headwinds as a number of E&P companies had exhausted their budgets and reduced drilling, we are seeing increased activity in the first quarter,” said Robert Rasmus, Co-Chief Executive Officer of HCLP. “The underlying market dynamics of renewed development programs, increased drilling and completion efficiency and the average number of frac stages per well, combined with strong demand for premium proppants are all working in our long-term favor as we enter 2013.”

On January 17, 2013, Hi-Crush declared its fourth quarter cash distribution of $0.475 per unit for all common and subordinated units. This amount corresponds to the minimum quarterly cash distribution of $0.475 per unit, or $1.90 on an annualized basis.

Acquisition of Preferred Interest in Augusta Facility

Hi-Crush also announced today that it has entered into an agreement with Hi-Crush Proppants LLC (the “Sponsor”) to acquire an interest in Hi-Crush Augusta LLC (“Augusta”), the entity that owns the Sponsor’s Augusta raw frac sand processing facility, for $37.5 million in cash and 3.75 million of newly issued convertible Class B units in Hi-Crush. The Sponsor will not receive distributions on the Class B units unless certain thresholds are met and until they convert into common units. The preferred interest in Augusta entitles the Partnership to a preferred distribution of $3.75 million per quarter, or $15 million annually. This cash flow stream is supported by a long-term, take or pay contract with an investment grade customer.

“We are delighted to announce our first accretive asset acquisition as a public company,” said Robert Rasmus. “The Augusta plant is a premier facility providing coarse Northern White frac sand under a long-term contract, and this interest is expected to generate stable cash flow for the Partnership and its unitholders for many years to come. Beyond this, our Sponsor has the ability to execute additional asset contributions to support increased distributions for our unitholders.”

Hi-Crush plans to fund the cash portion of the transaction by drawing on its existing $100 million revolving credit facility, which is currently undrawn. The cash proceeds will be used by the Sponsor to repay funded debt incurred for Augusta’s construction.

The equity consideration will consist of Class B units issued to the Sponsor. The Class B units do not participate in distributions unless and until they convert into common units. The Class B units are eligible for conversion into common units once the Partnership has, for two consecutive quarters, (i) earned $2.31 per common unit, subordinated unit and Class B unit on an annualized basis and (ii) paid $2.10 per unit in annualized distributions on each common and subordinated unit, or 110% of the current minimum quarterly distribution (MQD), and (iii) Hi-Crush’s general partner has determined that Hi-Crush is expected to maintain such performance for at least two succeeding quarters.

Our Sponsor has also waived an existing right to require that the Partnership assign to the Sponsor a long-term customer contract for sand produced by the Partnership’s Wyeville facility. As previously disclosed, this contract was initially scheduled to be assigned from Wyeville to Augusta on May 1, 2013, but will remain at Wyeville for the duration of the contract.

“We believe this transaction structure reflects our Sponsor’s strong support for the Partnership and its unitholders,” said James Whipkey, Co-Chief Executive Officer of the Partnership. “The Sponsor’s Class B units will not be eligible for conversion until the common cunits are paid 10 percent more than their current distribution and the Partnership maintains a minimum 1.1 times coverage ratio. Both of these tests must be maintained for two consecutive quarters before the Class B units become eligible for conversion. The Sponsor is also electing to leave in place at the Partnership a meaningful long-term customer contract that was contractually scheduled to transfer to the Sponsor in May of this year,” Mr. Whipkey said. “We believe the effect of the $3.75 million quarterly preferred distribution combined with the Partnership’s retention of this long-term customer contract will be to largely replace the cash flow lost from the termination of the Baker Hughes contract.”

Under the agreement, effective January 1, 2013, the Partnership’s acquired interest in Augusta is entitled to the first $3.75 million per quarter in distributable cash flow of the Augusta facility and will, upon the satisfaction of certain conditions, but no sooner than March 31, 2018 without the approval of the Conflicts Committee of the Board of Directors of the general partner, convert into a 20% common ownership position in Augusta. Augusta’s principal assets include 46.2 million tons of proven reserves on approximately 1,000 acres, and newly constructed processing facilities with an annual capacity of 1.6 million tons.

Barclays was the Sponsor’s sole financial advisor in the transaction. Evercore Partners advised the Conflicts Committee of the Board of Directors of the general partner of the Partnership, which was comprised entirely of independent directors and approved the transaction.

Earnings Conference Call

A conference call for investors will be held on Friday, February 1, 2012 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss Hi-Crush’s fourth quarter results, an update on the Baker Hughes matter and the Augusta transaction. Hosting the call will be Robert E. Rasmus, Co-Chief Executive Officer, James M. Whipkey, Co-Chief Executive Officer and Laura C. Fulton, Chief Financial Officer.

The call can be accessed live over the telephone by dialing (877) 705-6003, or for international callers, (201) 493-6725. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517. The passcode for the replay is 408118. The replay will be available until February 15, 2013.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Hi-Crush’s website at www.hicrushpartners.com in the Investors–Event Calendar and Presentations section. A replay of the webcast will also be available for approximately 30 days following the call.

The slide presentation to be referenced on the call will also be on Hi-Crush’s website at www.hicrushpartners.com in the Investors–Event Calendar and Presentations section.

Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-GAAP financial measure of EBITDA, Distributable Cash Flow and Production Costs, which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). EBITDA, Distributable Cash Flow and Production Costs are presented as management believes the data provides a measure of operating performance that is unaffected by historical cost basis and provides additional information and metrics relative to the performance of our business.

Distributions to Foreign Investors

The declaration of the distribution is intended to be a qualified notice to nominees under Treasury Regulation Section 1.1446-4(b), with 100% of the Partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

About Hi-Crush

Hi-Crush is a domestic producer of monocrystalline sand, a specialized mineral that is used as a “proppant” (frac sand) to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Our reserves, which are located in Wyeville, Wisconsin, consist of “Northern White” sand, a resource that exists predominately in Wisconsin and limited portions of the upper Midwest region of the United States. For more information, visit www.hicrushpartners.com.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s prospectus relating to its initial public offering filed with the Securities and Exchange Commission (“SEC”). Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:

Investor Relations

ir@hicrushpartners.com

(713) 960-4811

Unaudited Condensed Consolidated Statement of Operations

(Amounts in thousands, except tons, units and per unit amounts)

	Three Months	Three Months
	Ended	Ended
	December 31, 2012	December 31, 2011
	Successor	Predecessor
Revenues	$16,215	$12,678
Cost of goods sold (including depreciation and depletion)	4,313	3,949

Gross profit	11,902	8,729

Operating costs and expenses:
General and administrative	2,203	1,159
Exploration expense	64	288
Accretion of asset retirement obligation	53	15

Income from operations	9,582	7,267

Other (income) expense:
Other income	—	—
Interest expense	183	1,133

Net income	$9,399	$6,134

Earnings per unit:
Common units	$0.35

Subordinated units	$0.35

Limited partner units outstanding:
Common units	13,640,351

Subordinated units	13,640,351

Unaudited Condensed Consolidated Statement of Operations

(Amounts in thousands, except tons, units and per unit amounts)

	Period From August 16 Through Dec. 31, 2012	Period From January 1 Through Aug. 15, 2012	Year Ended Dec. 31, 2011
	Successor	Predecessor	Predecessor
Revenues	$28,858	$46,776	$20,353
Cost of goods sold (including depreciation and depletion)	7,145	13,336	6,447

Gross profit	21,713	33,440	13,906

Operating costs and expenses:
General and administrative	2,795	4,631	2,324
Exploration expense	91	539	381
Accretion of asset retirement obligation	56	16	28

Income (loss) from operations	18,771	28,254	11,173

Other (income) expense:
Other income	—	(6)	—
Interest expense	263	3,240	1,893

Net income	$18,508	$25,020	$9,280

Earnings per unit:
Common units	$0.68

Subordinated units	$0.68

Limited partner units outstanding:
Common units	13,640,351

Subordinated units	13,640,351

Unaudited EBITDA and Distributable Cash Flow

(Amounts in thousands)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011
	Successor	Predecessor
Reconciliation of EBITDA and Distributable Cash
Flow to Net Income:
Net income	$9,399	$6,134
Taxes	—	—
Depreciation and depletion	468	143
Interest expense, net	183	1,133

EBITDA	$10,050	$7,410

Less:
Cash interest paid	(93)
Maintenance and replacement capital expenditures, incl. accrual for reserve replacement (1)	(335)
Add: Accretion of asset retirement obligation	53

Distributable Cash Flow (2)	$9,675

	Period From August 16 Through December 31, 2012	Period From January 1 Through August 15, 2012	Year Ended December 31, 2011
	Successor	Predecessor	Predecessor
Reconciliation of EBITDA and Distributable Cash
Flow to Net Income:
Net income	$18,508	$25,020	$9,280
Taxes	—	—	—
Depreciation and depletion	863	1,089	449
Interest expense, net	263	3,240	1,893

EBITDA	$19,634	$29,349	$11,622

Less:
Cash interest paid	(136)
Maintenance and replacement capital expenditures, incl. accrual for reserve replacement (1)	(593)
Add: Accretion of asset retirement obligation	56

Distributable Cash Flow (2)	$18,961

(1)	Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton sold during the period from August 16 through December 31, 2012. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long-term operating capacity. The amount presented does not represent a reserve or requirement to spend the capital.
(2)	Consistent with our intention to pay a prorated distribution for the period from the completion of our initial public offering through September 30, 2012, this represents distributable cash flow for the same period plus the quarter ended December 31, 2012. As such, it does not reflect the amount of cash flow that would have been available for distribution over an entire two fiscal quarters.

Unaudited Condensed Consolidated Cash Flow Information

(Amounts in thousands)

	Period From August 16 Through Dec. 31, 2012	Period From January 1 Through Aug. 15, 2012	Year Ended Dec. 31, 2011
	Successor	Predecessor	Predecessor
Depreciation and depletion	$863	$1,089	$449
Net cash provided by operating activities	18,383	16,660	18,788
Net cash used in investing activities	(2,239)	(80,045)	(50,199)
Net cash provided (used) by financing activities	(7,631)	61,048	42,465
Net increase (decrease) in cash	8,513	(2,337)	11,054

Unaudited Condensed Consolidated Balance Sheet

(Amounts in thousands)

	December 31, 2012	December 31, 2011
	Successor	Predecessor
Assets
Current assets
Cash	$10,498	$11,054
Restricted cash	—	30
Accounts receivable	8,199	4,026
Inventories	3,541	2,374
Due from Sponsor	5,615	—
Prepaid expenses and other current assets	393	294

Total current assets	28,246	17,778

Property, plant and equipment, net	72,844	52,708
Deferred charges, net	1,095	1,743

Total Assets	$102,185	$72,229

Liabilities and Partners’ Capital
Current liabilities
Accounts payable	$1,977	$4,954
Accrued liabilities	1,756	866
Deferred revenue	1,714	9,178

Total current liabilities	5,447	14,998
Long-term debt	—	46,112
Asset retirement obligation	1,555	832

Total liabilities	7,002	61,942
Total Partners’ Capital/Predecessor Equity	95,183	10,287

Total Liabilities and Partners’ Capital	$102,185	$72,229

Unaudited Production Cost Per Ton

	4Q 2012	4Q 2011
Sand Sold (tons)	248,158	206,557
Production costs ($ in thousands)	$3,845	$3,806
Production costs per ton	$15.49	$18.43

	12 months ended			12 months ended
	12/31/2012			12/31/2011
	Combined	Successor	Predecessor
Sand Sold (tons)	1,165,818	439,604	726,214	332,593
Production costs ($ in thousands)	$18,529	$6,282	$12,247	$5,998
Production costs per ton	$15.89	$14.29	$16.86	$18.03

Unaudited Reconciliation of Production Costs to Cost of Goods Sold

(Amounts in thousands)

	4Q 2012	4Q 2011
Cost of goods sold	$4,313	$3,949
Depreciation and depletion	(468)	(143)

Production costs	$3,845	$3,806

	12 months ended			12 months ended
	12/31/2012			12/31/2011
	Combined	Successor	Predecessor
Cost of goods sold	$20,481	$7,145	$13,336	$6,447
Depreciation and depletion	(1,952)	(863)	(1,089)	(449)

Production costs	$18,529	$6,282	$12,247	$5,998